SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2005

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

10 S. First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

        On July 28, 2005, Banner Corporation issued its earnings release for the quarter ended June 30, 2005. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

       (c)         Exhibits

       99.1      Press Release of Banner Corporation dated July 28, 2005.

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SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: July 28, 2005	By: /s/D. Michael Jones
D. Michael Jones
President and Chief Executive Officer

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Exhibit 99.1

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THE CEREGHINO GROUP CORPORATE INVESTOR RELATIONS 5333 - 15th AVE SO., SUITE 1500 SEATTLE, WA 98108 206.762.0993 www.stockvalues.com	Contact: D. Michael Jones, President and CEO Lloyd W. Baker, CFO (509) 527-3636 News Release

BANNER CORPORATION'S SECOND QUARTER NET INCOME INCREASES 10% TO $5 MILLION;
LOANS INCREASE 21%, DEPOSITS INCREASE 19%

Walla Walla, WA - July 28, 2005 - Banner Corporation (Nasdaq: BANR), the parent company of Banner Bank, today reported that net income grew 10% in the second quarter of 2005, compared to the second quarter of 2004. Revenues increased 14% from a year ago, and loan and deposit growth remained strong. Net income was $5.0 million, or $0.42 per diluted share, in the second quarter ended June 30, 2005, compared to $4.5 million, or $0.39 per diluted share, in second quarter of 2004. For the first six months of 2005, Banner's net income increased 9% to $9.7 million, compared to $8.9 million in the first half of 2004.

"Our strategy over the past eighteen months has been to grow loans and deposits through franchise expansion," said D. Michael Jones, President and Chief Executive Officer. "In implementing this strategy we have opened 14 branches, including four relocations, and four additional lending centers. To staff these new office locations and take advantage of other opportunities in key market areas, we have hired a number of exceptional bankers and loan officers. Our efforts are producing expected results; we have increased loans 21% and deposits 19% over the past twelve months. Importantly, transaction and savings accounts comprise the bulk of this new deposit growth over the past year as balances for these types of accounts have increased 31%. In the second quarter alone we produced $153 million in loan growth and $180 million in deposit growth. Much of this deposit growth can be attributed to our new locations and we are moving forward with our franchise expansion. The first of five previously announced locations in southern Idaho will be opening in August. In addition, construction of an office in Vancouver, Washington is near completion and we will be opening there in late July. Further, we also expect to open a branch in Beaverton, Oregon, in August."

Second Quarter 2005 Highlights (Compared to Second Quarter 2004)

*	Assets grew 14% to $3.14 billion.
*	Loans increased 21% to $2.28 billion.
*	Non-interest bearing deposits increased 44% and total deposits increased 19% to $2.17 billion.
*	Non-performing assets declined by 40% (and 9% since 3/31/05).
*	Revenues advanced 14% to $31.3 million.
*	Net income increased 10%.
*	Net interest income before provision for loan losses grew 14% and other income increased 12%.

Income Statement Review

For the second quarter, net interest income before the provision for loan losses increased 14% to $26.7 million, compared to $23.4 million in the same quarter a year ago. For the six-month period ended June 30, 2005, net interest income before the provision for loan losses increased 13% to $51.9 million, compared to $46.1 million in the same period a year ago.

Revenues (net interest income before the provision for loan losses plus other operating income) grew 14% to $31.3 million in the second quarter, from $27.5 million last year. Revenues increased 12% to $60.6 million in the first half of 2005, compared to $54.1 million in the six-month period a year ago. "Our net interest income and deposit fee revenue reflect the strong loan and deposit growth we have generated over the past year," said Jones, "and our mortgage banking operations improved significantly as well. As we invest in expanding our franchise, we are significantly increasing our revenue generating capacity."

Total other operating income for the second quarter increased 12% to $4.6 million, compared to $4.1 million for the same quarter last year. For the first six months of 2005, total other operating income increased 9% to $8.6 million, compared to $7.9 million in the first six months of 2004. Income from deposit fees and other service charges increased 17% to $2.4 million in the second quarter, compared to $2.1 million for the same period in 2004. Mortgage banking operations increased 13% to $1.6 million in the second quarter, compared to $1.5 million for the second quarter a year ago.

Other operating expenses increased to $22.8 million in the quarter, compared to $19.5 million in the second quarter last year, largely due to the additional costs associated with operating the new branches. For the first six months of 2005, other operating expenses were $44.1 million, an increase from $38.4 million in the first six months of 2004. The ratio of other operating expense (expense ratio) to average assets was 3.02% for the second quarter, compared to 2.95% for the first quarter of 2005 and 2.88% for the second quarter of 2004.

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BANR - Second Quarter Results
July 28, 2005

"So far during 2005 we have opened new branches in Kent, Everett, Edmonds, Lynnwood, Mercer Island and East Wenatchee, Washington, and relocated branches in Lynden, Spokane and Walla Walla, Washington. We also saw significant progress on construction and development of new offices in Vancouver, Washington, Boise, Idaho, and Beaverton, Oregon and have moved forward on the four other southwestern Idaho branch offices we expect to open within the next nine months. Operating expenses for the remainder of 2005 will be impacted by these new locations, but over time these new branches should help improve our net interest margin by proportionately reducing our borrowing from the Federal Home Loan Bank," said Jones.

Banner's net interest margin was 3.75% for the second quarter of 2005, a ten basis point improvement from 3.65% in the second quarter a year ago, and a four basis point improvement from the 3.71% margin for the first quarter of 2005. For the first six months of the year, the net interest margin was 3.73%, a six basis point improvement from 3.67% for the same period last year. "Although we experienced higher funding costs this quarter, we saw our net interest margin expand as a result of our strong loan growth and increased asset yields," said Jones. Funding costs were up 20 basis points compared to the previous quarter and up 52 basis points from the same quarter a year earlier. However, asset yields were also higher, increasing by 25 and 62 basis points, respectively, compared to the quarters ended March 31, 2005 and June 30, 2004.

FHLB Stock

In contrast with last year, for the first six months of 2005 Banner Bank did not record any dividend income on its investment in stock of the Federal Home Loan Bank of Seattle (FHLB). For the quarter and six months ended June 30, 2004, Banner Bank recorded $349,000 and $694,000, respectively, of dividend income on its FHLB stock. In a recent filing with the Securities and Exchange Commission, the FHLB has indicated that it expects to generate only minimal earnings or possibly losses for the next two to three years. As a result, the management of Banner Bank does not expect that it will receive any dividend income on this stock for the foreseeable future. However, for purposes of calculating asset yields and net interest margin for Banner Corporation, the $35.8 million investment in FHLB stock has been included in average securities and earning asset balances. If this currently non-earning investment had been removed from these average balances, Banner Corporation's net interest margin would have been 3.80% and 3.78% for the quarter and six months ended June 30, 2005, and 3.76% for the quarter ended March 31, 2005. Further, this FHLB stock generally cannot be sold and the FHLB, in agreement with its regulator and in contrast with its past practice, is currently not redeeming excess stock holdings of its members. While there is little that Banner Bank can do with regard to this situation at this time, management will monitor the progress of the FHLB and will continue to evaluate the appropriate classification and valuation of this investment.

Balance Sheet Review

Banner Corporation's assets reached a record $3.14 billion at June 30, 2005, a 14% increase from $2.76 billion a year earlier. Net loans increased 21%, to $2.28 billion at June 30, 2005, from $1.88 billion a year ago. "The major components of the loan portfolio showed dramatic growth in the last year," said Jones. "We increased commercial and multifamily real estate loans 12%, construction and land loans 46% and commercial and agricultural business loans 17%. As a result, these components of total loans grew by 23% to $1.90 billion, and now represent 82% of the loan portfolio. In particular, our construction and development lending has been outstanding during the first half of 2005, reflecting the strong housing markets in the northwest locations that Banner Bank serves and tremendous efforts from our lenders that focus on that line of business."

Total deposits grew 19%, to $2.17 billion, compared to $1.83 billion at June 30, 2004. Non-interest bearing deposits increased 44% at June 30, 2005 compared to June 30, 2004, and increased 17% compared to March 31, 2005. Transaction and savings accounts grew 31% during the twelve months ending June 30, 2005, while certificates of deposit increased only 9%. "Our significant emphasis on deposit growth is bringing new customers to Banner Bank and is providing sufficient funding to support our loan growth," Jones continued. "Profitably growing our deposit base is the number one focus of our franchise expansion."

Book value per share was $19.00 at June 30, 2005, compared to $18.08 a year earlier. Tangible book value per share was $15.87 at June 30, 2005, compared to $14.82 a year earlier.

Credit Quality

"We have been successful at managing credit risk while significantly growing the commercial loan portfolio," said Jones. Non-performing assets were $17.3 million, or 0.55% of total assets, at June 30, 2005, a 40% reduction from $28.9 million, or 1.05% of total assets, at June 30, 2004. At March 31, 2005, Banner's non-performing assets totaled $18.9 million or 0.64% of total assets. The provision for loan losses for the second quarter was $1.3 million, compared to $1.5 million in the same quarter of 2004. Net loan charge-offs in the second quarter of 2005 were 0.06% of average loans outstanding. At June 30, 2005, the allowance for loan losses totaled $29.8 million, representing 1.29% of total loans outstanding.

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BANR - Second Quarter Results
July 28, 2005

Conference Call

The Company will host a conference call today, Thursday, July 28, 2005, at 8:00 a.m. PDT, to discuss second quarter results. The conference call can be accessed live by telephone at 303-262-2211. To listen to the call online, go to the Company's website at www.bannerbank.com or to www.fulldisclosure.com. Institutional investors may access the call via the subscriber-only site, www.streetevents.com. An archived recording of the call can be accessed by dialing 303-590-3000, passcode 11032893# until Thursday, August 4, 2005 or via the Internet at www.fulldisclosure.com.

About the Company

Banner Corporation is the parent company of Banner Bank, a commercial bank which operates a total of 52 branch offices and 13 loan offices in 24 counties in Washington, Oregon and Idaho. Banner Bank serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

Statements concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that are beyond Banner's control and might cause actual results to differ materially from the expectations and stated objectives. Factors which could cause actual results to differ materially include, but are not limited to, regional and general economic conditions, management's ability to generate continued improvement in asset quality and profitability, changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, competition, loan delinquency rates, the successful operation of the newly-opened branches and loan offices, changes in accounting principles, practices, policies or guidelines, changes in legislation or regulation, other economic, competitive, governmental, regulatory and technological factors affecting operations, pricing, products and services and Banner's ability to successfully resolve outstanding credit issues and/or recover check kiting losses. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. Banner undertakes no responsibility to update or revise any forward-looking statements.

(tables follow)

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BANR - Second Quarter Results
July 28, 2005

RESULTS OF OPERATIONS	Quarters Ended			6 Months Ended
(In thousands except share and per share data)	Jun 30, 2005	Mar 31, 2005	Jun 30, 2004	Jun 30, 2005	Jun 30, 2004

INTEREST INCOME:
Loans receivable	$39,842	$36,137	$30,298	$75,979	$59,317
Mortgage-backed securities	3,586	3,673	4,394	7,259	8,921
Securities and cash equivalents	2,943	2,849	3,140	5,792	6,221
	46,371	42,659	37,832	89,030	74,459

INTEREST EXPENSE:
Deposits	12,146	10,414	8,404	22,560	16,268
Federal Home Loan Bank advances	5,927	5,617	4,962	11,544	10,087
Junior subordinated debentures	1,193	1,067	843	2,260	1,535
Other borrowings	392	332	223	724	460
	19,658	17,430	14,432	37,088	28,350
Net interest income before provision for loan losses	26,713	25,229	23,400	51,942	46,109

PROVISION FOR LOAN LOSSES	1,300	1,203	1,450	2,503	2,900
Net interest income	25,413	24,026	21,950	49,439	43,209

OTHER OPERATING INCOME:
Deposit fees and other service charges	2,401	2,004	2,057	4,405	3,900
Mortgage banking operations	1,645	1,231	1,452	2,876	2,704
Loan servicing fees	232	439	347	671	613
Gain on sale of securities	8	- -	62	8	73
Miscellaneous	339	323	207	662	651
Total other operating income	4,625	3,997	4,125	8,622	7,941
OTHER OPERATING EXPENSE:
Salary and employee benefits	15,263	13,793	13,024	29,056	25,127
Less capitalized loan origination costs	(2,753)	(2,041)	(1,891)	(4,794)	(3,378)
Occupancy and equipment	3,394	3,227	2,645	6,621	5,132
Information / computer data services	1,193	1,117	1,016	2,310	2,042
Professional services	818	801	790	1,619	1,705
Advertising	1,512	1,351	1,341	2,863	2,449
Miscellaneous	3,373	3,055	2,611	6,428	5,287
Total other operating expense	22,800	21,303	19,536	44,103	38,364
Income before provision for income taxes	7,238	6,720	6,539	13,958	12,786
PROVISION FOR INCOME TAXES	2,222	2,013	1,991	4,235	3,875
NET INCOME	$5,016	$4,707	$4,548	$9,723	$8,911

Earnings per share
Basic	$0.43	$0.41	$0.41	$0.85	$0.80
Diluted	$0.42	$0.39	$0.39	$0.82	$0.76
Cumulative dividends declared per common share	$0.17	$0.17	$0.16	$0.34	$0.32

Weighted average shares outstanding
Basic	11,531,987	11,470,028	11,140,502	11,501,178	11,095,844
Diluted	11,895,158	11,920,812	11,720,499	11,907,919	11,685,980
Shares repurchased during the period	67,522	8,028	11,953	75,550	19,682

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BANR - Second Quarter Results
July 28, 2005

FINANCIAL CONDITION
(In thousands except share and per share data)	Jun 30, 2005	Mar 31, 2005	Jun 30, 2004	Dec 31, 2004
ASSETS
Cash and due from banks	$82,266	$57,994	$53,699	$51,767
Securities available for sale	526,629	540,706	600,048	547,835
Securities held to maturity	50,801	50,515	51,211	49,914
Federal Home Loan Bank stock	35,844	35,844	35,387	35,698

Loans receivable:
Held for sale	5,837	3,217	5,887	2,145
Held for portfolio	2,308,808	2,158,620	1,903,532	2,090,703
Allowance for loan losses	(29,788)	(29,736)	(28,037)	(29,610)
	2,284,857	2,132,101	1,881,382	2,063,238

Accrued interest receivable	17,015	15,982	14,341	15,097
Real estate owned held for sale, net	1,290	1,034	3,564	1,485
Property and equipment, net	45,091	42,261	32,815	39,315
Goodwill and other intangibles, net	36,325	36,347	36,441	36,369
Deferred income tax asset, net	6,612	7,964	7,024	5,888
Bank-owned life insurance	36,154	35,773	34,529	35,371
Other assets	15,573	16,261	9,629	15,090
	$3,138,457	$2,972,782	$2,760,070	$2,897,067

LIABILITIES
Deposits:
Non-interest-bearing	$302,266	$257,437	$209,704	$234,761
Interest-bearing	1,872,649	1,737,093	1,622,889	1,691,148
	2,174,915	1,994,530	1,832,593	1,925,909
Borrowings:
Advances from Federal Home Loan Bank	566,458	594,958	555,058	583,558
Junior subordinated debentures	72,168	72,168	72,168	72,168
Other borrowings	65,905	63,263	72,539	68,116
	704,531	730,389	699,765	723,842
Accrued expenses and other liabilities	27,511	25,294	17,911	25,027
Deferred compensation	4,597	5,531	4,739	5,208
Income taxes payable	6,185	3,375	2,768	1,861
	2,917,739	2,759,119	2,557,776	2,681,847

STOCKHOLDERS' EQUITY
Common stock	128,210	127,829	125,438	127,460
Retained earnings	98,124	95,082	85,494	92,327
Accumulated other comprehensive income ( loss )	(1,952)	(5,613)	(4,461)	(888)
Unearned shares of common stock issued to Employee Stock Ownership Plan ( ESOP ) trust: at cost	(3,096)	(3,096)	(3,628)	(3,096)
Net carrying value of stock related deferred compensation plans	(568)	(539)	(549)	(583)
	220,718	213,663	202,294	215,220
	$3,138,457	$2,972,782	$2,760,070	$2,897,067

Shares Issued:
Shares outstanding at end of period	11,991,074	11,890,541	11,630,434	11,856,889
Less unearned ESOP shares at end of period	374,595	374,595	438,985	374,595
Shares outstanding at end of period excluding unearned ESOP shares	11,616,479	11,515,946	11,191,449	11,482,294
Book value per share (1)	$19.00	$18.55	$18.08	$18.74
Tangible book value per share (1)	$15.87	$15.40	$14.82	$15.58
Consolidated Tier 1 leverage capital ratio	8.55%	8.72%	8.86%	8.93%
(1)	- Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the employee stock ownership plan ( ESOP ).

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BANR - Second Quarter Results
July 28, 2005

ADDITIONAL FINANCIAL INFORMATION
( Dollars in thousands )

LOANS ( including loans held for sale ) :	Jun 30, 2005	Mar 31, 2005	Jun 30, 2004	Dec 31, 2004
Commercial real estate	$562,240	$559,195	$506,411	$547,574
Multifamily real estate	119,668	113,205	104,936	107,745
Construction and land	631,557	554,560	433,611	506,137
Commercial business	436,428	406,948	340,493	395,249
Agricultural business including secured by farmland	149,651	130,776	160,920	148,343
One- to four-family real estate	337,157	316,345	287,990	307,986
Consumer	77,944	80,808	75,058	79,814
Total loans outstanding	$2,314,645	$2,161,837	$1,909,419	$2,092,848

NON-PERFORMING ASSETS:	Jun 30, 2005	Mar 31, 2005	Jun 30, 2004	Dec 31, 2004
Loans on non-accrual status	$15,859	$17,718	$24,118	$15,416
Loans more than 90 days delinquent, still on accrual	110	108	1,139	472
Total non-performing loans	15,969	17,826	25,257	15,888
Real estate owned ( REO ) / Repossessed assets	1,290	1,072	3,613	1,559
Total non-performing assets	$17,259	$18,898	$28,870	$17,447

Total non-performing assets / Total assets	0.55%	0.64%	1.05%	0.60%

	Quarters Ended			6 Months Ended
CHANGE IN THE ALLOWANCE FOR LOAN LOSSES:	Jun 30, 2005	Mar 31, 2005	Jun 30, 2004	Jun 30, 2005	Jun 30, 2004

Balance, beginning of period	$29,736	$29,610	$26,885	$29,610	$26,060

Provision	1,300	1,203	1,450	2,503	2,900

Recoveries of loans previously charged off	219	373	285	592	436
Loans charged-off	(1,467)	(1,450)	(583)	(2,917)	(1,359)

Net ( charge-offs ) recoveries	(1,248)	(1,077)	(298)	(2,325)	(923)

Balance, end of period	$29,788	$29,736	$28,037	$29,788	$28,037

Net charge-offs / Average loans outstanding	0.06%	0.05%	0.02%	0.11%	0.05%
Allowance for loan losses/Total loans outstanding	1.29%	1.38%	1.47%	1.29%	1.47%

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BANR - Second Quarter Results
July 28, 2005

ADDITIONAL FINANCIAL INFORMATION
( Dollars in thousands )
( Rates / Ratios Annualized )
	Quarters Ended			6 Months Ended
OPERATING PERFORMANCE:	Jun 30, 2005	Mar 31, 2005	Jun 30, 2004	Jun 30, 2005	Jun 30, 2004

Average loans	$2,224,089	$2,125,833	$1,858,449	$2,175,233	$1,804,723
Average securities and deposits	630,141	633,420	721,778	631,771	718,912
Average non-interest-earning assets	175,689	169,633	149,293	172,678	156,365

Total average assets	$3,029,919	$2,928,886	$2,729,520	$2,979,682	$2,680,000

Average deposits	$2,069,062	$1,960,545	$1,776,837	$2,015,104	$1,723,673
Average borrowings	708,660	719,544	725,047	714,072	728,918
Average non-interest-earning liabilities	32,393	29,163	20,468	30,787	19,968

Total average liabilities	2,810,115	2,709,252	2,522,352	2,759,963	2,472,559

Total average stockholders' equity	219,804	219,634	207,168	219,719	207,441

Total average liabilities and equity	$3,029,919	$2,928,886	$2,729,520	$2,979,682	$2,680,000

Interest rate yield on loans	7.19%	6.89%	6.56%	7.04%	6.61%
Interest rate yield on securities and deposits	4.16%	4.18%	4.20%	4.17%	4.24%

Interest rate yield on interest-earning assets	6.52%	6.27%	5.90%	6.40%	5.93%

Interest rate expense on deposits	2.35%	2.15%	1.90%	2.26%	1.90%
Interest rate expense on borrowings	4.25%	3.95%	3.34%	4.10%	3.33%

Interest rate expense on interest-bearing liabilities	2.84%	2.64%	2.32%	2.74%	2.32%

Interest rate spread	3.68%	3.63%	3.58%	3.66%	3.61%

Net interest margin	3.75%	3.71%	3.65%	3.73%	3.67%

Other operating income / Average assets	0.61%	0.55%	0.61%	0.58%	0.60%

Other operating expense / Average assets	3.02%	2.95%	2.88%	2.98%	2.88%

Efficiency ratio ( other operating expense / revenue )	72.76%	72.89%	70.98%	72.82%	70.98%

Return on average assets	0.66%	0.65%	0.67%	0.66%	0.67%

Return on average equity	9.15%	8.69%	8.83%	8.92%	8.64%

Average equity / Average assets	7.25%	7.50%	7.59%	7.37%	7.74%

(# # #)

Transmitted on Business Wire on Thursday, July 28, 2005, at 3:30 a.m. PDT.